Exhibit 2

                             SETTLEMENT AND RELEASE

     This settlement and Release (the "Settlement and Release") is entered into as of December 16, 2002, and effective retroactively from September 15, 2002, by and between About, Inc. ("About") with offices at 249 West 17th Street, 2nd Floor, New York, New York, 10018 and BeautyBuys.com, Inc. ("BeautyBuys") with offices at 1175 Walt Whitman Road, Melville, New York 11747 (each a "Party" and collectively the "Parties").

     WHEREAS, About and BeautyBuys are currently parties to a lawsuit (the "Lawsuit"), whereby BeautyBuys has brought claims against About in the Suffolk County District Court of the State of New York in connection with an advertising agreement entered into in August 1999 by About and BeautyBuys (the "Agreement");

     WHEREAS, the Parties hereby agree that in settlement of the Lawsuit and all other disputes arising between the Parties in connection with the Agreement, About and BeautyBuys will execute this settlement and Release and BeautyBuys will file a stipulation dismissing the Lawsuit with prejudice;

     NOW THEREFORE, in consideration of the foregoing and for other and good consideration the Parties do hereby agree as follows:

     1. The Parties hereby agree that all of the terms, conditions and obligations of the Parties in connection with the Agreement have been terminated and are of no further force and effect.

     3. Within five (5) days of execution of this Settlement and Release, BeautyBuys shall file, or cause to be filed, a stipulation
         disconnecting   the  Lawsuit  (such   stipulation   to  be  filed  with
         prejudice).

     4. For good and valuable consideration, the sufficiency of which is hereby recognized, BeautyBuys, its parent, subsidiaries and affiliates together with their respective shareholders, officers, directors, partners, employees, agents and successor and assigns (the "Releasors"), hereby irrevocably and unconditionally release About, its parent, subsidiaries and affiliates, together with their respective shareholders, officers, directors, partners, employees, agents and successors and assigns (the "Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of actions, rights, costs, losses, debts, and expenses, including without limitation attorney fees and court costs, of any nature whatsoever known or unknown which the Releasor ever had, now has or hereafter can, shall or may have by reason of any matter, fact of cause whatsoever known or unknown from the beginning of time to the date of the Release in connection with the Agreement.

     5. For good and valuable consideration, the sufficiency of which is hereby acknowledge, About, its parents, subsidiaries and affiliates, together with their respective shareholders, officers, directors, partners, employees, agents, successors and assigns, (the "About Releasors") hereby irrevocably and unconditionally release BeautyBuys, its parents, subsidiaries and affiliates, together with their respective shareholders, officers, directors, partners, employees, agents, successors and assigns, the "BeautyBuys Releasees") from any and all charges, complaints, claims, liabilities, obligations, promises, agreements, causes of action, rights, costs, losses, debts and expenses, including without limitation attorney fees and court costs, of any nature known or unknown, which the About Releasors ever had, now has, or hereafter can, shall or may have by reason of any matter, fact or cause whatsoever known or unknown from the beginning of time to the date of this Release in connection with the Agreement.

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     6.  This Release (A) constitutes the binding agreement between the Parties;
         (B) represents the entire agreement between the Parties and supersedes all prior agreements relating to the subject matter contained herein, including, without limitation, the Services and (C) may not be modified or amended except in writing signed by the Parties.

     8.  This  Release  may  be  executed   simultaneously   in  any  number  of
         counterparts, each of which shall be an original, but all of which together shall be deemed to be one and the same instrument.

     9. The Parties agree that this Release does not constitute and is not to be construed as an admission by either Party of (A) any violation of any federal, state, or local law, statute or regulation, or (B) the commission by either Party of any other actionable wrong.

     10. This Release shall be governed by, and construed in accordance with the laws of , the State of New York without regard to the conflicts of laws principles thereof and any action rising out of or relating to this Release shall be brought in the state and federal courts of the State of New York, New York County.

     IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Release as of the date first entered above.

For BeautyBuys.com, Inc.                             For About, Inc.

Mair Faibish                                         Chris Fraser
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President                                            Vice President
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December 16, 2002                                    12/17/02
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/s/ Mair Faibish                                     /s/ Chris Fraser
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